UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2024, BuzzFeed, Inc. (“BuzzFeed” or the “Company”) entered into a second supplemental indenture (the “Second Supplemental Indenture”) among the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), amending and supplementing the indenture (the “Indenture”), dated as of December 3, 2021, as amended and supplemented, providing for the issuance of the Company’s 8.50% Convertible Senior Notes due 2026 (the “Notes”).

The Second Supplemental Indenture gives effect to the consents set forth in the Company’s Consent Solicitation Statement, dated as of February 21, 2024, and amended certain terms and provisions of the Indenture.

The Second Supplemental Indenture amended the Indenture to (i) permit the sale, in one or a series of related transactions, by BuzzFeed Media Enterprises, Inc. of certain assets relating to BuzzFeed Media’s businesses operating under the brand names “Complex,” “Complex Networks” and related sub-brands as set out in the Asset Purchase Agreement dated February 21, 2024 by and between BuzzFeed Media Enterprises, Inc. and Commerce Media Holdings, LLC (the “Complex Networks Sale”), (ii) replace the de minimis exception from the definition of “Asset Sale” (which permits any sale of assets with a value of $5 million or less) with a Specified Disposition concept (which allows (a) asset sales with a fair market value of up to $5 million in the aggregate and (b) additional asset sales up to $1 million in any single transaction or series of related transfers so long as all asset sales completed under (a) and (b) do not exceed a fair market value of $10 million in the aggregate) that will function as a de minimis exception for both the definition of “Asset Sale” and the covenant entitled “Intellectual Property” in Section 4.19 of the Indenture, (iii) amend the covenant entitled “Intellectual Property” in Section 4.19 of the Indenture to include the Specified Disposition concept as a de minimis exception for transfers of Specified Intellectual Property (as defined in the Indenture) and provide that asset sales where net proceeds are applied pursuant to the mandatory redemption provision in Article 16 (“Redemption”) of the Indenture are excluded from the covenant, (iv) amend the covenant entitled “Asset Sales” in Section 4.18 of the Indenture to remove the requirements related to application of net proceeds received from Asset Sales (as defined in the Indenture) and (v) amend Article 16 (“Redemption”) of the Indenture to (a) require the mandatory redemption of the Notes with $30,900,000 of the net proceeds received from the Complex Networks Sale and 95% of the net proceeds from any future Asset Sale (as defined in the Indenture), provided that any remaining amounts may be used by the Company or any subsidiary in any manner that is not prohibited by the Indenture and (b) provide that the Company may not purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise unless at a price equal to 100% of the principal amount of the then outstanding Notes in an offer extended to all Holders of the Notes and completed on a pro rata basis with respect to the Notes of each accepting Holder.

The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated February 28, 2024, among BuzzFeed, Inc. and Wilmington Savings Fund Society, FSB, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUZZFEED, INC.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer
Date: February 29, 2024